EXHIBIT 10.28
DISTRIBUTION AGREEMENT
     THIS AGREEMENT and all exhibits, schedules, and attachments thereto (the “Agreement”) is made this November 24th, 2008 (the “Effective Date”), by and between CT&T, a Korean corporation (“CT&T”), and T3 Motion, Inc., a Delaware corporation (“Distributor”) with reference to the following:
BACKGROUND
     WHEREAS, CT&T is an original equipment manufacture of the E zone LSV product (Non emissions electric vehicle) and “CT&T E zone Products”, and as further described on Exhibit A attached.
     WHEREAS, Distributor desires to promote, market, after service, sell and distribute the CT&T E zone Products within the Territory and to Customers (as defined below) on such terms as provided herein.
     NOW THEREFORE, in consideration of the premises and of the mutual agreements and understandings below, the parties agree as follows:
1. APPOINTMENT OF DISTRIBUTOR AND LICENSES GRANTED
     1.1 Appointment as to Exclusive Territory. CT&T appoints Distributor as an Exclusive Distributor in the Territory (the “Exclusive Territory”), as described on Exhibit B-1, and Distributor accepts such appointment. Distributor has an exclusive, non-transferable right and license to promote, market, sell and distribute the CT&T Products within the Territory during the Initial Term and any Renewal Term(s) (as defined below).
     1.2 Appointment as to Non-Exclusive Customers. Distributor agrees that initial term of this agreement will be focused on development of an Exclusive Customers market. Should the Distributor wishes to develop Non-Exclusive Customers as described on Exhibit B-2 (the “Non-Exclusive Customers”), a mutual agreement must be in place by the parties in writing. Upon mutual agreement of both parties, CT&T appoints Distributor as a non-exclusive Distributor as stated on Exhibit B-2 (the “Non-Exclusive Customers”) and Distributor accepts such appointment; provided, however, that CT&T hereby may grants under mutual agreement by the both parties and Distributor hereby accepts an exclusive license as to any program first initiated by Distributor with any Non-Exclusive Customer described in Exhibit B-2. Distributor has the non-exclusive, non-transferable right and license to promote, market, sell and distribute CT&T products as to the Non-Exclusive Customers described in Exhibit B-2 during the Initial Term and any Renewal Term(s). Distributor’s customers in the Territory, Exclusive Customers and Non-Exclusive Customers are at times, where appropriate, collectively referred to in this Agreement as Customers.

     1.3 Re-distribution. During the term of this Agreement Distributor may establish or maintain a branch or distribution center as Distributor deems necessary for performance of the rights granted herein. During the term of this Agreement, Distributor may enter into a redistribution agreement or license with respect to the CT&T Products with any entity whatsoever, provided, however, the terms of such agreement or license shall not be less restrictive then the terms of the license provided for herein.
For this purpose, Distributor agrees to have its branch or distribution centers under its supervision and responsibility set up proper facilities, including showrooms, spare parts, storage depots, workshops and administration offices for automotive sales and services in the Territory, and to install and hook up signs on the facade of each showroom to signify and promote the cooperate identity and image of CT&T in compliance with CT&T’s guidelines. Furthermore, upon CT&T’s request, the Distributor agrees to provide detailed information on its branch or distribution centers.
     1.4 Limited Trademark License.
          (a) Distributor is authorized to use the CT&T trademarks, service marks and trade names (the “Marks”), as identified in writing to Distributor, solely in connection with the promotion, sale and marketing of CT&T Products. The writing contains CT&T’s trademark policies and procedures that Distributor must follow. Any unauthorized use or misuse of the Marks or any use which is not in compliance with CT&T’s procedures is a breach of this Agreement. The Marks are and shall remain the exclusive property of CT&T. Distributor has no rights except for a limited license to reproduce the Marks as necessary for Distributor to fully promote and market the CT&T Products during the Initial Term and any Renewal Term(s).
          (b) Distributor agrees that nothing in this Agreement gives it any right, title or interest in the Marks (except the right to use the Marks in accordance with the terms of this Agreement), and that the Marks are the sole property of CT&T and its affiliates. Distributor shall not directly or indirectly contest the validity or ownership of the Marks or CT&T’s right to license the Marks. Distributor agrees that any and all uses by Distributor of the Marks and the goodwill arising therefore shall be limited to the identification of Distributor as an authorized Distributor of CT&T Products, and shall inure exclusively to the benefit of CT&T and its affiliates. Distributor will not seek to register, re-register, assert claim to ownership of, license or allow others to use, or otherwise appropriate to itself any of the Marks or any mark or name confusingly similar thereto, or the goodwill symbolized by any of the foregoing, except to the extent this action inures to the benefit of, and Distributor has obtained the prior written approval of CT&T.

          (c) Both Parties agree that all CT&T’s Product sold to the Exclusive Customers stated under EXHIBIT B-1. Distributor may sell the Products under a Private Brand Name such as T3 and/or CT Series. However, for the Non-Exclusive Customers stated under EXHIBIT B-2, both Parties agree to promote CT&T Brand Names at its best effort.
          (d) The obligations undertaken by Distributor pursuant to this Section 1.5 shall survive termination of this Agreement, and in the event of such termination, Distributor agrees not to register or use any trademarks or trade names that are the same as, or confusingly similar to, the Marks, and Distributor will surrender or abandon its use or ownership of any trade name or style containing any mark or trade name confusingly similar to that of CT&T or any affiliate thereof.
     1.5 Non-exclusive License. Subject to the restrictions of Sections 1.1, and 1.2 and the rights granted thereunder, CT&T reserves the right to promote and sell CT&T Products to present or future customers directly or through its employees, subsidiaries, affiliates, and CT&T has the right to appoint and resell the CT&T Products to other distributors.
     1.6 No Knowing Solicitation of Other Parties’. During the term of this Agreement, CT&T will exercise best efforts not to target Distributor’s current or future employees, affiliates, or contractors, including without limitation, Level 4 Equipment or companies related to Greg Christos and Col. James Magee, (the “Distributor’s Associates”), nor knowingly solicit Distributor’s Associates on the basis of any information Distributor may provide, or which CT&T may naturally acquire through the relationship of the parties, such as contract information or shipping information or address.
     1.7 Relationship Between the Parties. The relationship between CT&T and Distributor is that of independent contractors and under no circumstance shall any of the employees of one party be deemed to be the employees of the other. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity or to make commitments of any kind for the account of, or on behalf of, the other party, except to the extent, and for the purposes of, expressly provided herein. Distributor acknowledges that it is not, and shall not hold itself out as, a joint venture, franchisee, partner or employee of CT&T. The relationship created by this Agreement is not intended by the parties to constitute the granting of a franchise to Distributor by CT&T. Distributor expressly acknowledges and confirms that it has not paid and will not pay any fee to CT&T in connection with this Agreement and that none of the terms, conditions or amounts provided for in this Agreement can be characterized to constitute such a fee.
2. PURCHASE AND RESALE OF CT&T PRODUCTS AND SERVICES
     2.1 Sale of CT&T Products. Distributor shall purchase the CT&T Products from CT&T and its affiliate company, such as Royal laser mfg of Canada and shall sell CT&T Products to Distributor’s Customers subject to all applicable laws, if any, now or hereafter filed with federal, state or foreign authorities. Distributor can order from CT&T, and its affiliate company, such as Royal laser mfg of Canada and CT&T shall sell to Distributor.
     2.2 No Proprietary Interest. Neither Distributor nor any of Distributor’s Customers shall acquire any proprietary interest in any specific CT&T product, which shall remain CT&T’s property.
3. PAYMENT FOR CT&T PRODUCTS
     3.1 CT&T Charges. Distributor shall promptly pay to CT&T all sums due (“CT&T Charges”) for the CT&T products, which amounts shall be calculated and paid as agreed. Thereafter, rates for the CT&T Products and the purchase of CT&T Products will be renegotiated annually effective on the anniversary of the Effective Date (the “Anniversary Date”).
     3.2 Price Protection. Notwithstanding the provisions of Section 3.1, the parties agree that should CT&T, at any time during the term of the Agreement, shall provide a third party, within the Territory, with a price and terms more favorable then stated in the Agreement and any exhibit or attachment thereto, then CT&T shall immediately, and without any further action on the part of Distributor, afford Distributor such similar preferred terms.
     3.3 Distributor’s Right to Determine Prices for Distributor’s Customers. Distributor agrees not to advertise or price the CT&T Products below what Distributor paid CT&T for the CT&T Products. Distributor shall determine, within CT&T’s knowledge, the charges to bill and collect from the Distributor’s Customers for the CT&T Products provided under this Agreement. Distributor shall bear all risks of non-collection from Distributor’s Customers, and shall be obligated to make the payments specified in this Section regardless of whether or not it has been paid by Distributor’s Customers.
     3.4 Governmental Carbon Credits (Zero Emission Points) and/or other subsidiaries. Distributor agrees to inform any such credits/points/benefits to CT&T and for further mutual agreement and settlement.
     3.5 In order to settle payment for CT&T Products, Distributor shall arrange for a prime bank acceptable to CT&T with an irrevocable, sight and confirmed letter of credit by no later than twenty one (21) days prior to the beginning of the relative production month indicated in the EXHIBIT C (Three Month Firm/Confirming Order) accepted by CT&T unless other satisfactory means for settlement of accounts has been requested by CT&T. Distributor agrees to amend the letter of credit so as to increase the amount of funds or extend the validity period or make other appropriate modifications promptly upon notification by CT&T, if such action is necessary to provide for the payment of any amounts which may become due under this Agreement. If Distributor fails to fulfill any condition of the terms of payment of this Agreement, or if either the issuing bank or the confirming bank of the letter of credit opened in favor of CT&T does not make payments to the negotiating bank under said letter of credit, CT&T is entitled to (1) withhold deliveries of CT&T Products and suspend performance, or (2) convert CT&T Products for shipment to a third country without incurring liability to Distributor. In such event, any and all costs and expenses incurred by CT&T in connection with such suspension or conversion shall be borne by Distributor. If such non-fulfillment or non-payment is not rectified within 15 days of receipt by Distributor of written notice from CT&T requiring such, CT&T may terminate this Agreement immediately
And/or Payment can be paid by Bank wire Transfer prior to shipment in US dollar
4. DISTRIBUTOR’S OBLIGATIONS
     4.1 CT&T Products. Once the Distributor sells CT&T Products to its Customers, after services must be handled with best of Distributor’s ability in technical and availability of spare parts. Continuation in providing high quality of after service to its Customers for the duration of this Agreement at its sole expense.
     4.2 Distributor Diligence. Distributor shall solicit the Customers for CT&T Products for its own account and under its own trade name(s). Distributor agrees to faithfully and diligently use its best efforts to sell, promote and support the CT&T Product in the Territory and as to Customers by all usual means and to act loyally to CT&T in all matters involved in or related to this Agreement.
     4.3 Ethical Conduct. Distributor will conduct its business in an honest, professional and ethical manner and will not commit any act or omission to act which could adversely affect CT&T, its name, reputation or ability to conduct business. Distributor will comply with the reasonable requirements and practices established by CT&T for the processing of service forms, credit applications, collections, fraud prevention and all other administrative functions.
     4.4 Unlawful Use. Any attempt by Distributor to use CT&T Products for an unlawful purpose will be a material breach of this Agreement. CT&T may, by written notice to Distributor, require Distributor to cancel the right to use service of any Distributor Customer using or attempting to use CT&T Products for an unlawful purpose, and failure of Distributor to cancel such Distributor Customer’s service shall be deemed a material breach of this Agreement.
     4.5 Distributor Responsibility. Distributor is solely responsible for all taxes and expenses incurred in connection with its actions in the sale or use of the CT&T Products. Distributor is solely responsible for any credit verification, deposits, billing, collection, consolidation, billing or service complaints, bad debts and fraudulent or illegal use by any Distributor Customer. All payments by Distributors Customers shall be made to Distributor and not to CT&T.

     4.6 Compliance with Law. In performing its duties hereunder, Distributor shall comply with all applicable federal, state and local laws, rules and regulations for CT&T Products and policies of CT&T communicated to Distributor, which are now or hereafter in effect. Distributor shall have and maintain all necessary federal, state or local governmental permits or certificates necessary for the performance of its duties hereunder and the conduct of its business which may include the necessity of filing a separate tariff to sell CT&T Products as a Distributor.
5. DUTIES OF CT&T
     5.1 CT&T Products. CT&T shall provide CT&T Products to Distributor’s Customers, provided (a) CT&T Products are generally available, and (b) Distributor is not in breach of this Agreement. However, product will not be unreasonably withheld and Distributor’s Customers shall have a priority to any other CT&T customer for such products or services.
     5.2 Technical Support. Subject to the terms and conditions of this Agreement, once CT&T has been sold an CT&T Product to the Distributor, CT&T shall be solely responsible and continue to provide uninterrupted technical support for the duration of this Agreement at it sole expense.
     5.3 Neither party shall have an obligation to reimburse the other party for any expenses incurred in connection with performing services under this Agreement, not otherwise specified herein.
6. CT&T WARRANTY
     6.1 Warranty. CT&T warrants that the CT&T Products will operate and conform to CT&T’s written and stated specifications.
     6.2 Fifteen months from shipment date or 10,000 miles, whichever comes first.
     6.3 Except for the express warranty set forth by CT&T in the EXHIBIT-A of CT&T Products, Distributor shall not provide nor imply any additional CT&T Product warranties without the express written consent of CT&T.
     6.4 Distributor makes no warranty or representation to CT&T or the Customers in connection with the Products or any subject matter contained herein, and expressly disclaims any and all express and/or implied warranties and representations, including without limitation any express and/or implied warranties of merchantability or fitness for a particular use or purpose or non-infringement with respect to any all CT&T Products.
     6.5 Distributor makes no representations to CT&T or to any other party regarding any products or services provided by Distributor. To the fullest extent permitted by applicable law, Distributor disclaims all other warranties and representations, whether express or implied, including, but not limited to, any implied warranties of merchantability, fitness for a particular purpose or non-infringement, and any warranties arising out of course of dealing or usage of trade. CT&T will not make any warranties or representations in Distributor’s name or on Distributor’s behalf
     6.6 Liability. In no event will Distributor be liable for any special, incidental, punitive or consequential damages (including, but not limited to, lost profits or revenue, loss of use, lost business opportunities or loss of goodwill), or for the costs of procuring substitute products, arising out of, relating to or in connection with this Agreement or the use or performance of any products or services provided by Distributor, whether such liability arises from any claim based upon contract, warranty, tort (including negligence), product liability or otherwise, whether or not Distributor has been advised of the possibility of such loss or damage. The parties have agreed that these limitations will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.
     6.7 In the event that any CT&T product fails to perform in accordance with the specifications, or is otherwise defective in materials or workmanship, CT&T will repair or replace or refund the purchase price to Distributor. CT&T is responsible for the administration and handling of all warranty claims and returns to CT&T from Distributor’s Customers.
     6.8 Return of CT&T Products. In the event Distributor wishes to make a warranty claim, Distributor shall notify CT&T in writing by telecopy of Distributor’s desire to return the CT&T Products, stating the reason for such return. Distributor shall send to CT&T all returned CT&T Products. As promptly as possible but no later than forty-five working days after receipt by CT&T of a properly returned CT&T product thereof, CT&T shall replace or repair the CT&T product. CT&T shall pay shipping charges in connection with shipment of replaced CT&T Products thereof to Distributor for properly returned CT&T Products. In the event that such repaired or replaced CT&T product is shipped to Distributor together with an CT&T Product corresponding to a purchase order pursuant to this Agreement, shipping charges in connection with such shipment shall be pro-rated between CT&T and Distributor.
     6.9 Warranty Exclusion. CT&T shall not be liable for any failure of CT&T Products caused by or resulting from (a) any incompatibility of Distributor’s Customers’ equipment or (b) any act or event beyond the reasonable control of CT&T, including but not limited to geographic or climatic conditions, wind, fire, flood, act of God, riot, war, strike or labor dispute, governmental acts or orders or any other similar or dissimilar act or event not within the reasonable control of CT&T.
7. INDEMNITIES AND INSURANCE
     7.1 By Distributor. Distributor shall indemnify and hold harmless CT&T, its officers, directors, agents, employees, successors and assigns, from and against any and all losses, claims, actions, proceedings, liabilities, obligations, damages, costs or expenses (including reasonable attorneys fees) (“Claims”) arising out of or resulting from (i) any breach by Distributor of this Agreement or (ii) the acts or omissions of Distributor, its employees or agents. CT&T shall notify Distributor of any such Claims and CT&T may undertake the defense thereof or require Distributor to do so. Should CT&T request

Distributor to undertake such defense and Distributor in fact undertakes such defense, CT&T can, at its election and at its sole cost, also participate in the defense thereof.
     7.2 By CT&T. CT&T shall indemnify and hold harmless Distributor, its officers, directors, agents, employees, successors and assigns, from and against any and all Claims arising out of or resulting from (i) any breach by CT&T of this Agreement or (ii) the gross negligence of CT&T. Distributor shall notify CT&T of any such Claims, and Distributor may undertake the defense thereof or require CT&T to do so. Should Distributor request CT&T to undertake such defense and CT&T in fact undertakes such defense, Distributor can, at its election and at its sole cost, also participate in the defense thereof.
     7.3 Required Insurance. With respect to performance hereunder, Distributor shall maintain at all times during the term of this agreement the following insurance coverage and any additional insurance and/or bonds required by law: (1) Workers’ Compensation Insurance in compliance with the laws of the state in which the work is to be performed, (2) Commercial Liability Insurance under a comprehensive general liability form, which includes coverage for personal injury and property damage with policy limits of not less than $1,000,000 per occurrence. If the Commercial Liability Insurance is Claims-made coverage, the retroactive date must be prior to or coincident with the inception date of this Agreement and shall not be advanced during the term of this Agreement.
     7.4 Further CT&T Indemnification. CT&T further agrees, at CT&T’s own expense, to defend or at CT&T’s option, to settle, any claim, suit or proceeding brought against Distributor or Distributor’s customers on the issue of infringement of any United States or foreign patent, copyright or trademark by the CT&T Products sold hereunder or the use thereof (including breach of any license agreement relating to the CT&T products) or or (b) warranty claims or products liability claims arising out of the CT&T Products. CT&T shall have sole control of any such action or settlement negotiations, and CT&T agrees to pay all losses, costs, claims, expenses, damages or judgments entered against Distributor or Distributor’s customers on such issue in any such suit or proceeding defended by CT&T. Distributor agrees that CT&T, at CT&T’s sole option, shall be relieved of the foregoing obligations unless Distributor or Distributor’s customer notifies CT&T within a reasonable period in writing of such claim, suit or proceeding. CT&T shall not be liable for any costs or expenses incurred without CT&T’s prior written authorization.
               (a) Remedies. If the use or sale of the CT&T Products is or is likely to be enjoined as a result of any claim or proceeding alleging infringement, or to settle any such claim, CT&T may at its own expense:
(i)	obtain for Distributor the right to use or sell the CT&T Products at no additional cost to Distributor; or

(ii)	modify the CT&T Products so that it is functionally equivalent but non-infringing.

8. CONFIDENTIALITY
     8.1 Definition. “Confidential Information” as used herein means any idea, concept, design, method, application, process, technology, know-how, technique or material to the extent that such is not generally known by or to the public, or modifications, improvements or extensions thereof, whether or not reduced to tangible form, relating to the business of CT&T.
     8.2 Duty. During the term of this Agreement, Distributor shall not disclose any Confidential Information to any third party, including but not limited to Distributor’s Customers. Distributor acknowledges that during the course of performance under this Agreement, certain of its respective agents, employees and/or representatives may receive Confidential Information belonging to CT&T and Distributor agrees that the only agents, employees or representatives who will receive the Confidential Information will be those who have a need-to-know such Confidential Information and those who unavoidably come in contact with the Confidential Information while on Distributor’s premises. Distributor expressly agrees to instruct its agents, employees and representatives who may receive Confidential Information to safeguard the Confidential Information from disclosure and treat such Confidential Information as confidential. If Distributor fails to so instruct any agent, employee or representative who may receive Confidential Information in accordance herewith it shall be deemed to have materially breached this Agreement.
     8.3 Exceptions. Notwithstanding anything to the contrary contained herein, Distributor may disclose (a) any information generally available or known to the public; (b) any information already known or available to the Distributor prior to the disclosure of such information; (c) information which becomes part of the public domain by publication or otherwise through no fault of Distributor, or (d) information required by law to be disclosed to a court or tribunal; provided, however, that if Distributor is required to disclose such information to a court or tribunal it shall give notice of the proceeding to CT&T in accordance herewith to allow CT&T to seek an appropriate protective order or waive compliance with this Agreement.
     8.4 Return. Any and all written information or materials exchanged by the parties hereto pursuant to this Agreement shall be returned along with all copies of the same to the other party upon request of such party.
     8.5 Equitable Remedies. Distributor agrees that the Confidential Information disclosed hereunder is of a special and unique kind, the protection of which is essential to the operation and competitive position of CT&T, and that if there is a breach by Distributor of the obligations hereunder, CT&T would have no adequate remedy at law. Therefore, in addition to any other remedies which may be available at law, Distributor agrees that CT&T shall be entitled to seek injunctive relief, specific performance or other equitable relief or any or all of the above, as may be provided under the laws of and in any judicial forum in the State of California or the United States of America, for any violation of this Agreement.

9. TERM AND TERMINATION
     9.1 Term and Renewal. Unless otherwise terminated in accordance with other provisions of this Agreement, (a) the initial term of this Agreement shall begin on the Effective Date and shall continue for three years (the “Initial Term”), and (b) the term shall automatically renew after the Initial Term for consecutive renewal terms of one year each (each, a “Renewal Term”) commencing on the Anniversary Date of the Effective Date, unless terminated by either party by written notice delivered at least ninety (90) days prior to the end of the initial term or any renewal term.
     9.2 Monetary Default. If, within ten days after receiving a notice of payment default from CT&T, Distributor shall not have cured such default, CT&T shall have the right to suspend or terminate this Agreement, effective immediately upon delivery of a suspension or termination notice in writing.
     9.3 Material Breach. If either party commits a material breach of this Agreement (other than a monetary default) and has not cured such breach within twenty days or such time as is reasonably necessary after written notice thereof, the other party may terminate this Agreement, effective immediately upon delivery of a termination notice in writing.
     9.4 Insolvency. Either party may terminate this Agreement upon thirty days’ written notice if the other party (a) becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; (b) applies for or consents to the appointment of a trustee or receiver, or a trustee or receiver is appointed for the other party; or (c) bankruptcy, insolvency or liquidation or other proceedings are commenced by or against the other party, and such appointment or proceedings are not discharged or dismissed within sixty days after such appointment or commencement.
     9.5 Termination by CT&T. This Agreement may be terminated by CT&T at any time upon thirty days’ prior written notice if (a) Distributor ceases doing business in the ordinary course; (b) if Distributor fails to comply with the confidentiality and ownership provisions of this Agreement; (c) if Distributor or an Affiliate of Distributor (or one of its principal officers or, directors):
                    (i) has made any material misrepresentations or omissions in its application to establish its relationship with CT&T, submits false or fraudulent reports, forms or certifications to CT&T, or is convicted or pleads no contest to any felony or other crime, which conviction or plea may adversely affect the reputation of CT&T or its affiliates or the goodwill associated with CT&T’s trademarks; and
                    (ii) attempts to make an unauthorized assignment of this Agreement or receives a notice of violation of the terms or conditions of this Agreement or any license, approval, certification or permit required by Distributor or its employees in the conduct of Distributor’s business and fails to correct such violation or to terminate the employment of the responsible employee(s) within the time period specified in such notice if any, or within thirty days after receipt of such a notice, whichever comes first.

     9.6 Effect of Termination. Immediately upon the termination of this Agreement Distributor shall cease distributing CT&T’s Products except to those Customers prior to the termination date with Distributor for CT&T’s Products. CT&T expressly agrees to provide CT&T Products for such Distributor Customers after the termination of this Agreement provided that Distributor is not in material breach of the Agreement. Termination regardless of cause or nature shall be without prejudice to any other rights or remedies of the parties. Termination of this Agreement for any cause shall not release either party from any liability which, at the time of termination, has already accrued to such party, or which may accrue with respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination. Upon expiration or termination of this Agreement for any reason, the parties agree to continue their cooperation in order to effect an orderly termination of their relationship. Distributor shall immediately cease representing itself as a Distributor of CT&T Products for CT&T and stop utilizing CT&T’s Trademarks. Distributor agrees that it will comply with any duties which CT&T reasonably requires of Distributor to affect an orderly termination.
     9.7 Automatic Termination. This Agreement shall terminate automatically and without liability or further obligation on the part of either party to the other if CT&T’s or it’s providers (“Service Providers”) licenses or other authority to operate are revoked, suspended or not renewed; provided, however, that if such revocation, suspension or non-renewal does not apply to all of CT&T’s facilities, then this Agreement shall terminate only as to those facilities for which licensing or other authority does not exist.
10. NOTICES
     10.1 Any notice or demand given or made hereunder shall be written and served in the following manner:

(a)	If given to CT&T, notice shall be addressed to CT&T at:

CT&T Co., Ltd.
Duk myung building B dong 3rd floor 1l3-5, Banpo 4dong,
Seocho-ku, KOREA
Attention: Jun Yub, Kim

all be addressed to Distributor at:
T3 Motion, Inc.
2990 Airway Avenue
Costa Mesa, Ca. 92626
Attention: Ki Nam
     (b) Either party can change its address for notice purposes in the manner provided herein.

11. MISCELLANEOUS
     11.1 Each party hereto represents and warrants to the other that it has (a) all necessary power and authority to enter into and perform this Agreement in accordance with its terms, and (b) all necessary authorizations from federal, state and local governmental entities.
     11.2 The waiver, express or implied, by either party of any rights or of any failure to perform or of any breach by the other party shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach by the other party, whether of a similar or dissimilar nature.
     11.3 If any part of this Agreement is found to be in violation of any federal, state or local law, rule, regulation, ordinance, order or judgment, such portion shall be stricken from the Agreement and be of no effect, and the balance of this Agreement shall continue in effect until it otherwise terminates or expires. Moreover, in the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     11.4 This Agreement incorporates by reference the standards for non-discriminatory service established by Federal agencies and binds Distributor to adhere to those standards in all practices and activities undertaken pursuant to this Agreement.
     11.5 This Agreement will be governed by and construed in accordance with the laws of the Republic of KOREA, excluding its conflict of laws principles. The parties disclaim application of the United Nations Convention on Contracts for the International Sale of Goods. Any legal action or proceeding arising under this Agreement will be brought exclusively in the courts located in the Republic of KOREA and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.
     11.6 If either party commences an action against the other party for the breach or alleged breach of this Agreement or for its enforcement, the prevailing party shall be entitled to recover, in addition to damages, its reasonable attorneys’ fees and costs from the other party.
     11.7 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     11.8 Eithre party shall be entitled to assign its interest hereunder without the consent of the other, provided its’s assignee is capable of performing such party’s obligations under the terms of this Agreement.
     11.9 The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the Republic of KOREA

     11.10 Headings to articles and sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.
     11.11 This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and both of which together shall constitute the one and the same instrument. When executed, this Agreement and the Exhibits hereto shall constitute the entire Agreement of the parties and supersede all prior agreements, written or oral of every sort, and may not be amended except in writing and signed by authorized representatives of each party.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a person with full power and authority to bind such party.
“CT&T”
CT&T Co., Ltd
By: /s/ Young Gi Lee
Name: Young Gi Lee
Title: President & CEO

“Distributor”
T3 Motion, Inc.
By: /s/ Ki Nam
Name: Ki Nam
Title: CEO

EXHIBIT A
CT&T PRODUCTS
- E-zone products and variations
     - Original & Remodeled Vehicles

A-1

EXHIBIT B-1
EXCLUSIVE MARKET TERRITORY
NORTH AMERICA:
CANADA AND UNITED STATES OF AMERICA
EXCLUSIVE PROFESSIONAL MARKETS:
ALL U.S. GOVERNMENT, LAW ENFORCEMENT AND SECURITY

B-1

EXHIBIT B-2
NON-EXCLUSIVE MARKET TERRITORY
NORTH AMERICA
CANADA, UNITED STATES OF AMERICA, MEXICO AND
CARIBBEAN ISLANDS
MARKETS:
CONSUMER MARKET

B-1

EXHIBIT C
THREE MONTH FIRM / CONFIRMING ORDER
1)	Order for CT&T Vehicle
Distributor shall submit initial 3 months firm and confirming order with additional 2 months forecast to CT&T (hereinafter “Three Month Firm/Confirming Order”) no later than the 2 month prior to production of Three Month Firm/Confirming Order.
By placing Three Month Firm/Confirming Order, Distributor shall, unless CT&T rejects said order, be bound to establish a letter of credit to cover 3 month order quantity and/or by bank wire transfer prior to shipment to settle payment to CT&T for CT&T Vehicles specified in said order.
Distributor shall submit its proposed monthly purchasing schedule (Forecast Order) of CT&T Vehicle on the form approved by CT&T for the next five(5) months subsequent to such one month covered by Monthly Confirming Order not later than the twentieth(20) day of the third month preceding the month which will be the initiation of such forecasted five(5) months.
If Distributor fails to update its Forecast Order monthly as stipulated in this Section, it will be deemed to have no intention of continuing its distributorship in the Territory, and CT&T may terminate this Agreement.
Monthly Ordering Chart

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